(As filed with the Securities and Exchange Commission on June 30, 1995) Registration No. 33-_______

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549

                               FORM S-8

                     REGISTRATION STATEMENT UNDER
                      THE SECURITIES ACT OF 1933

               SYSTEMS & COMPUTER TECHNOLOGY CORPORATION
          (Exact Name of registrant specified in its charter)

          Delaware                            23-1701520
          (State or other jurisdiction of     (I.R.S.  Employer
          incorporation or organization)      Identification No.)

                        Four Country View Road
                     Malvern, Pennsylvania  19355
     (Address, including zip code, of Principal Executive Offices)

               Systems & Computer Technology Corporation
                    1994 Long-Term Incentive Plan
                                 -and-
               Systems & Computer Technology Corporation
             1994 Non-Employee Director Stock Option Plan
                      (Full titles of the Plans)

                         Richard A. Blumenthal
                            General Counsel
               Systems & Computer Technology Corporation
                        Four Country View Road
                     Malvern, Pennsylvania  19355
                            (610) 640-5263
      (Name, address, and telephone number of agent for service)

                    CALCULATION OF REGISTRATION FEE

                 Proposed      Proposed
Title of         maximum       maximum
securities       Amount        offering       aggregate    Amount of
to be            to be         price          offering     registration
registered       registered    per share(3)   price(3)     fee(3)

Common Stock(1)  1,750,000     $20.0625       $35,109,375  $12,106.68
Common Stock(2)  250,000       $20.0625       $ 5,015,625  $ 1,729.53
                                                           ----------
                                                           $13,836.21


(1) These securities relate to the 1994 Long-Term Incentive Plan.
(2)  These securities relate to the 1994 Non-Employee Director Stock
Option Plan.
(3) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) based on the average of the high and low prices for the Common Stock of Registrant as reported on the NASDAQ NMS on June 29, 1995.

(PAGE)
                               PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents are incorporated by reference in the Registration Statement:

     (a) Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1994.

     (b) Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1994.

     (c) Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995.

     (d)  Registrant's Current Report on Form 8-K dated May 12, 1995.

     (e)  Registrant's Current Report on Form 8-K dated June 1, 1995.

     (f) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A, filed under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act of 1934") on January 30, 1984 and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the Registration Statement that indicates that all of the shares of common stock offered have been sold or that deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

                            Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                            Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware ("GCL") permits each Delaware business corporation to indemnify its directors, officers, employees and agents against liability for each such person's acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action, if he or she had no reasonable cause to believe his or her conduct was unlawful.

     ARTICLE VII, Section 6 of the Registrant's Restated By-laws provides that the Registrant, to the extent permitted by Section 145 of the GCL, shall indemnify the officers, directors, employees, trustees and agents of the Registrant.

     As permitted by Section 102(b)(7) of the GCL, Article ELEVENTH of the Registrant's Restated Certificate of Incorporation provides that no director of the Registrant shall have any personal liability to the Registrant or its shareholders for any monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director's duty of loyalty to the Registrant or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article ELEVENTH does not eliminate or limit the liability of the director for any act or omission occurring prior to the date when the Article became effective.

     The Registrant also has a policy insuring it and its directors and officers against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Item 7.  Exemption from Registration Claimed.

                            Not applicable.

Item 8.  Exhibits.

Exhibit No.               Description of Exhibit

     4.1        Restated Certificate of Incorporation(1)

     4.2        Restated Bylaws(2)

     4.3        1994 Long-Term Incentive Plan(3)

     4.4        1994 Non-Employee Director Stock Option Plan(3)

     5 Opinion of Pepper, Hamilton & Scheetz re: Legality of the Registrant Stock(3)

     23.1       Consent of Ernst & Young LLP(3)

     23.2       Consent of Pepper, Hamilton & Scheetz (included in
                Exhibit 5)(3)

     24         Power of attorney (included on the signature page)

(1)  Incorporated by reference to Exhibit 3.1 to the Registrant's
Annual Report on Form 10-K for the year ended September 30, 1987.
(2)  Incorporated by reference to Exhibit 3 to the Registrant's
Quarterly Report on Form 10-Q for the quarter ended December 31, 1985/
(3) Filed with this Form s-8 Registration Statement.
(PAGE)

Item 9.  Undertakings.

     (a) The Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;


               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's Annual Report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent,




SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania, on June 30, 1995.

                             SYSTEMS & COMPUTER TECHNOLOGY CORPORATION

                              /s/ Michael J. Emmi
                         By: ___________________________________
                             Michael J. Emmi, Chairman of the Board,
                             President and Chief Executive Officer






                           POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Eric Haskell and Richard A. Blumenthal, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.




(PAGE)







          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                          /s/ Michael J. Emmi
Date:  June 30, 1995     ________________________________
                         Michael J. Emmi
                         Chairman of the Board, President and
                         Chief Executive Officer; Director


                          /s/ Michael D. Chamberlain
Date:  June 30, 1995     ________________________________
                         Michael D. Chamberlain, Director


                          /s/ Allen R. Freedman
Date:  June 30, 1995     ________________________________
                         Allen R. Freedman, Director


                          /s/ Thomas I. Unterberg
Date:  June 30, 1995     ________________________________
                         Thomas I. Unterberg, Director


                          /s/ Terrel H. Bell
Date:  June 30, 1995     ________________________________
                         Terrel H. Bell, Director


                          /s/ Eric Haskell
Date:  June 30, 1995     ________________________________
                         Eric Haskell, Senior Vice President - Finance
                         and Administration, Treasurer and Chief
                         Financial Officer (principal financial
                         officer and principal accounting officer)



(PAGE)




















                             EXHIBIT INDEX



Sequential                                              Page
Exhibit No.        Description of Exhibit               Number

     4.3        1994 Long-Term Incentive Plan

     4.4        1994 Non-Employee Director Stock
                Option Plan

     5          Opinion of Pepper, Hamilton & Scheetz

     23.1       Consent of Ernst & Young LLP

     23.2       Consent of Pepper, Hamilton & Scheetz
                (included in Exhibit 5)

     24         Power of Attorney
                (See Signature Page in Part II)